News Release

STANDEX INTERNATIONAL CORPORATION l SALEM, NH 03079 l TEL (603) 893-9701 l FAX (603) 893-7324 l WEB www.standex.com

Contact:

Thomas DeByle, CFO

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX BROADENS ENGRAVING CAPABILITIES
WITH ACQUISITION OF GS ENGINEERING

Leading Provider of Cutting-Edge Technology for Soft Surface Tooling

Opportunity to Leverage Capabilities Across Standex’s Global Engraving Footprint

SALEM, NH – April 29, 2019… Standex International Corporation (NYSE:SXI) today announced that it has acquired privately-held Genius Solutions Engineering Company (d/b/a GS Engineering) and affiliated GS Innovation, Inc. (together, “GS”).  GS is a market leader in the manufacture of highly specialized “soft surface” skin texturized tooling, primarily serving the automotive end market.  The acquisition is expected to be immediately accretive to earnings.  The current GS management team will continue with the Standex Engraving business unit post-closing.  GS is based in Maumee, Ohio and has approximately 40 employees.  The company was incorporated in 2004.

GS brings Standex Engraving critical proprietary technologies that offer significant advantages in creating tools for “soft surface” components, which are used increasingly in vehicle interiors.  The Company specializes in creating IMG (“In-Mold Graining”) molds and tools that are significantly faster to design and produce than those offered by its competitors.  The tooling for “soft surface” products offered by GS is highly complementary to Standex Engravings’ current industry-leading capabilities in texturing molds and tools used to create “hard surface” components.  Standex Engraving intends to immediately introduce the GS technology across its global production footprint, which will enable customers worldwide to benefit from a combined offering for harmonized designs across a variety of surfaces and materials.  Both Standex and GS are united in their plan to achieve this global roll-out plan, and Standex has put in place a five-year, contingent earnout that aligns with these goals to enable the GS management team to participate in the benefits of successful execution.

“This acquisition is a great strategic fit with our existing engraving capabilities and brings innovative, cutting-edge technology to Standex.  The GS offering is the best in the market for creating ‘soft surfaces’, one of the faster-growing and higher-margin portions of the global automotive interior market,” said Standex Chief Executive Officer David Dunbar.  “We enthusiastically welcome Matt, Grigoriy, and their employees to the Standex family.  They will be vital to our ‘soft surface’ roadmap and together we will bring ‘soft surface’ technology to more customers globally.”

“Joining a world-class leader like Standex instantly gives us a global presence, complementary offerings, and broader talent resources to better serve customers,” said the GS founders, Grigoriy Grinberg and Matthew Shade.  “We are confident in the combined strategy and believe that Standex provides the right foundation for continued growth.”

About GS Engineering

GS Engineering was founded in 2004 by Grigoriy Grinberg and Matthew Shade.  They specialize in the manufacture of rapid texturized tooling (IMG, Spray PU, Powder Slush) for domestic and international automotive OEMs.  For additional information, visit the company’s website at www.gsengineering.net .

About Standex

Standex International Corporation is a global, multi-industry manufacturer in five broad business segments:  Food Service Equipment, Engineering Technologies, Engraving, Electronics, and Hydraulics.  For additional information, visit the Company's website at http://standex.com/.

Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically economic conditions in the oil and gas market, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2018, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.